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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Earliest Event Reported
                                February 21, 2003


                             Bresler & Reiner, Inc.
             (Exact name of registrant as specified in its charter)



                                    Delaware
         (State or other jurisdiction of incorporation of organization)



                 0-6201                           52-0903424
        (Commission File Number)     (IRS Employer Identification Number)




           401 M. Street, S.W., Waterside Mall, Washington, D.C. 20024 (Address of principal executive office including zip code)


       Registrant's telephone number, including area code: (202) 488-8800






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Item 5.  Other Events and Required FD Disclosure

         On February 21, 2003, William L. Oshinsky resigned from the Company's Board of Directors effective immediately. Pursuant to authority granted under the Company's By-laws, the Company elected Randall L. Reiner to serve the remainder of Mr. Oshinsky's term, which expires at the Company's 2003 Annual Meeting of Shareholders.

         On February 21, 2003, the Company's Board of Directors amended the By-laws of the Company. The purpose of the amendments was to create the position of Co-Chairman and redefine the responsibilities of the office of President.

         On February 21, 2003, the Company and certain of its shareholders entered into a Second Amended and Restated Shareholders Agreement (the "Shareholders Agreement"), superceding the First Amended and Restated Shareholders Agreement dated July 31, 2002. The Shareholders Agreement grants to the Company a first right of offer on any sales of Company common stock held by the shareholders who are parties to the Shareholders Agreement. The amendment gives the offering shareholder the right to specify the price at which shares are offered to the Company, and provides for a lump sum payment of the purchase price rather than payment over time.



Exhibits:

         3.2    Second Amendment to Amended and Restated By-laws
         10.1   Second Amended and Restated Shareholders Agreement

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            BRESLER & REINER, INC., Registrant


Date:  February 24, 2003                    By: /s/ Sidney M. Bresler
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                                                    Sidney M. Bresler
                                                    Chief Executive Officer




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